THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

7% SECURED CONVERTIBLE NOTE

US $_______                                                      April 21, 2006

FOR VALUE RECEIVED, The Tube Media Corp., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of ___________ (the “Holder”), having an address at _______________________________ at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of __________________, together with interest on the unpaid principal balance of this 7% Secured Convertible Note (the “Note”) at a rate equal to seven percent (7%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum (the “Interest Rate”), subject to adjustment, until this Note is converted in full or indefeasibly and irrevocably paid in full by the Company. Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

Upon the occurrence of an Event of Default (as defined in Section 6 below), the Interest Rate shall increase to an rate of twelve percent (12%) per annum. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

This Note is one of a series of Notes (the “Company Notes”) of like tenor in an aggregate principal amount of Two Million Four Hundred Fifty Thousand United States Dollars ($2,450,000) issued by the Company pursuant to the terms of the Purchase Agreement (as defined below). The Company Notes are secured by the stock pledged by David Levy pursuant to the terms of the Stock Pledge Agreement, dated as of even date hereof, between David Levy and Nite Capital, L.P., as collateral agent for the Investors (as defined in the Purchase Agreement).

1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.

“Board” shall mean the Board of Directors of Company.

“Business Day” shall mean any day other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” shall mean the Common Stock, par value $0.0001 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall mean initially $2.25 per share, subject to adjustment as provided in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Indebtedness” shall mean any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, or (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

“Investors” has the meaning set forth in the Purchase Agreement.

“Lien” shall mean any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Market Price”, as of a particular date (the “Valuation Date”), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the closing bid price of one share of such security on such exchange on the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing bid price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in The Nasdaq Stock Market, Inc. (“Nasdaq”), the Market Price shall be the closing bid price of one share of such security on Nasdaq on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or (D) if such security is then included in the “pink sheets,” the Market Price shall be the closing sale price of one share of such security on the “pink sheets” on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.

“Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of even date hereof, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of even date hereof, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Subsidiary” of any Person shall mean another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc. or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on Nasdaq or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on Nasdaq or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

“VWAP” means the volume weighted average price and is calculated, for each Trading Day, by adding up the dollars of Common Stock traded for every transaction (price multiplied by the number of shares of Common Stock traded) during such Trading Day and then dividing the result by the total number of shares of Common Stock traded for such Trading Day.

2. Purchase Agreement; Compliance with Securities Act and Legends.

(a) This Note is one of the Company Notes issued pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

(b) The Holder, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Note, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the “Act”), or any state’s securities laws. All shares of Common Stock issued upon exercise of this Note shall be stamped or imprinted with a legend if required pursuant to the terms of the Purchase Agreement.

3. Payment of Principal and Interest; Right of Prepayment.

(a) Interest on this Note shall accrue from the date hereof and shall be payable quarterly on the last day of March, June, September and December of each year, commencing on September 30, 2006 (the date any such interest payment is due is hereinafter referred to as an “Interest Payment Date”). Interest payments due and owing hereunder shall be paid, at the option of the Company, either in cash or in shares of Common Stock (such shares of Common Stock being referred to as “Interest Shares”), provided that the interest which accrued during any period may be payable in Interest Shares if, and only if, (i) the Company delivers written notice (each, an “Interest Election Notice”) of such election, which notice must specify the amount of interest that shall be paid in cash and the amount of interest, if any, that shall be paid in shares of Common Stock, to each holder of the Company Notes on or prior to the tenth (10th) Trading Day prior to the Interest Payment Date (each, an “Interest Notice Due Date”), provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice, and (ii) as to each Interest Payment Date, on the tenth (10th) Trading Day prior to the Interest Payment Date, the Company shall have delivered to the Holder’s account with DTC a number of shares of Common Stock (the “Interest Prepayment Shares”) to be applied against such Interest Shares, if any, valued at the Conversion Price then in effect. On the Interest Payment Date, if the Company has elected to pay any interest in shares of Common Stock, the Company shall deliver to the Holder’s account with DTC a number of shares of Common Stock equal to the Interest Shares, which Interest Shares shall be valued at the Conversion Price in effect as of the close of business on the day immediately preceding such Interest Payment Date; provided that the aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Prepayment Shares previously issued to the Holder in connection with such Interest Payment Date. If the amount of Interest Prepayment Shares exceeds the amount of Interest Shares issuable to the Holder in connection with an Interest Payment Date, then the Holder shall promptly return such excess shares to the Company. The right of the Company to make any interest payment in shares of Common Stock on a particular date is subject to the satisfaction (or waiver by the Holder) of the following additional conditions on such date: (1) there is then an effective registration statement covering the Interest Prepayment Shares or the Interest Shares, as the case may be, to be issued on such date for which no stop order is in effect; (2) no Event of Default shall exist on such date; (3) the Company’s election to pay any interest payment in Interest Shares shall apply equally to all holders of the Company Notes; provided, however, in the event the payment of any Interest Prepayment Shares or Interest Shares to the Holder or any other holder of Company Notes would be prohibited by virtue of the limitations imposed by Section 13 of this Note or any other Company Note, then the Company shall make any such interest payment in cash to such holder affected by such limitation; (4) the average of the VWAPs for the ten (10) Trading Days immediately preceding the applicable Interest Notice Due Date or Interest Payment Date, as applicable, is equal to or greater than $2.75 (as appropriately adjusted for any stock split, stock dividend or other similar corporate action); and (5) the Company has sufficient authorized but unissued shares of Common Stock to provide for the issuance of the Interest Prepayment Shares and the Interest Shares to the Holder and the other holders of the Company Notes. To the extent that any of the foregoing conditions shall cease to be satisfied at any time between an Interest Notice Due Date and the following Interest Payment Date and the Company shall have elected to make the associated interest payment in Interest Shares, the Holder shall have the option to return the Interest Prepayment Shares issued to the Holder for such interest payment to the Company and have the Company pay such interest payment in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall timely file a prospectus supplement pursuant to Rule 424 of the Act disclosing such election.

(b) The Company shall make equal monthly payments of principal in an amount determined by dividing the original outstanding principal amount of this Note by eighteen (18), commencing on November 21, 2006 (the “Principal Trigger Date”) and continuing on the first Business Day of each month thereafter (the date any such monthly principal payment is due is hereinafter referred to as a “Principal Payment Date”) until the principal amount of this Note shall have been paid in full. Monthly principal payments due and owing hereunder shall be paid, at the option of the Company, either in cash or in shares of Common Stock (such shares of Common Stock being referred to as “Principal Shares”), provided that the principal amount payable during any period may be payable in Principal Shares if, and only if, (i) the Company delivers written notice (each, a “Principal Election Notice”) of such election, which notice must specify the amount of principal that shall be paid in cash and the amount of principal, if any, that shall be paid in shares of Common Stock, to each holder of the Company Notes on or prior to the tenth (10th) Trading Day prior to the Principal Payment Date (each, a “Principal Notice Due Date”), provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Principal Payment Dates until revised by a subsequent notice, and (ii) as to each Principal Payment Date, on the tenth (10th) Trading Day prior to the Principal Payment Date, the Company shall have delivered to the Holder’s account with DTC a number of shares of Common Stock (the “Principal Prepayment Shares”) to be applied against such Principal Shares valued at the Conversion Price then in effect. On the Principal Payment Date, the Company shall deliver to the Holder’s account with DTC a number of shares of Common Stock equal to the Principal Shares, which Principal Shares shall be valued at the Conversion Price in effect as of the close of business on the day immediately preceding such Principal Payment Date; provided that the aggregate number of shares of Common Stock otherwise issuable to the Holder on a Principal Payment Date shall be reduced by the number of Principal Prepayment Shares previously issued to the Holder in connection with such Principal Payment Date. If the amount of Principal Prepayment Shares exceeds the amount of Principal Shares issuable to the Holder in connection with a Principal Payment Date, then the Holder shall promptly return such excess shares to the Company. The right of the Company to make any monthly principal payment in shares of Common Stock on a particular date is subject to the satisfaction (or waiver by the Holder) of the following additional conditions on such date: (1) there is then an effective registration statement covering the Principal Prepayment Shares or the Principal Shares, as the case may be, to be issued on such date for which no stop order is in effect; (2) no Event of Default shall exist on such date; (3) the Company’s election to pay any such monthly principal payment in Principal Shares shall apply equally to all holders of the Company Notes; provided, however, in the event the payment of any Principal Prepayment Shares or Principal Shares to the Holder or any other holder of Company Notes would be prohibited by virtue of the limitations imposed by Section 13 of this Note or any other Company Note, then the Company shall make any such principal payment in cash to such holder affected by such limitation; (4) the average of the VWAPs for the ten (10) Trading Days immediately preceding the applicable Principal Notice Due Date or Principal Payment Date, as applicable, is equal to or greater than $2.75 (as appropriately adjusted for any stock split, stock dividend or other similar corporate action); and (5) the Company has sufficient authorized but unissued shares of Common Stock to provide for the issuance of the Principal Prepayment Shares and the Principal Shares to the Holder and the other holders of the Company Notes. To the extent that any of the foregoing conditions shall cease to be satisfied at any time between a Principal Notice Due Date and the following Principal Payment Date and the Company shall have elected to make the associated monthly principal payment in Principal Shares, the Holder shall have the option to return the Principal Prepayment Shares issued to the Holder for such monthly principal payment to the Company and have the Company pay such monthly principal payment in cash. At any time the Company delivers a notice to the Holder of its election to pay the principal in shares of Common Stock, the Company shall timely file a prospectus supplement pursuant to Rule 424 of the Act disclosing such election.

(c) If there is an effective registration statement covering the shares of Common Stock issuable upon conversion of this Note for which no stop order is in effect, the Company may, upon twenty (20) Business Days’ prior written notice to the Holder, prepay this Note, in whole but not in part, for a price equal to one hundred five percent (105%) of the outstanding principal amount of this Note, plus all accrued but unpaid interest; provided, however, the foregoing shall in no manner restrict the Holder from converting this Note prior to the prepayment date.

4. Conversion Rights.

(a) Subject to and upon compliance with the provisions of this Note, for as long as this Note is outstanding, the Holder shall have the right, at its option at any time (subject to the limitations set forth in Section 13 hereof), to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect. The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company (a “Conversion Notice”) that the Holder elects to convert a stated amount of this Note into Common Stock and, if required, by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company’s receipt of such Conversion Notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b) Promptly after receipt of a Conversion Notice and, if required, surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Trading Days thereafter (the “Share Delivery Date”), the Company shall (X) provided the Company’s transfer agent is participating in the DTC's Fast Automated Securities Transfer Program and such shares are registered pursuant to the Act, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such Conversion Notice shall have been received by the Company (the “Conversion Date”) and, if required, this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note which is not to be converted.

(d) If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Note shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Note had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder, without regard to any conversion limitation specified in this Section 4. Such adjustments shall be made successively whenever any event listed above shall occur.

(e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 4, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(f) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4(d)), or subscription rights, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(h) In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

(i) Except as provided in Section 4(j) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 4(i)(i) through 4(i)(v) hereof, deemed to have issued or sold, any Additional Shares of Common Stock (as defined below) for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a Conversion Price equal to the lowest price per share at which any Additional Share of Common Stock was issued or sold or deemed to be issued or sold in such Trigger Issuance.

For purposes of this subsection (i), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (i), other than Excluded Issuances (as defined in subsection (j) hereof).

For purposes of this Section 4(i), the following subsections (i)(i) to (i)(v) shall also be applicable (subject, in each such case, to the provisions of Section 4(j) hereof):

(i) In case at any time after the date hereof the Company shall in any manner grant, issue or sell any stock or security convertible into or exchangeable for Common Stock (“Convertible Securities”) or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any Convertible Securities (such warrants, rights or options being called “Options”), whether or not the right to convert, exchange or exercise any such Convertible Securities or such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities or upon the exercise of such Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities or the granting of such Options, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities or the exercise of all such Options, plus (z), in the case of such Options to purchase Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities, or upon the exercise of such Options, or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options), shall be less than the Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities or the granting of such Options, then the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities, or the exercise of such Options, or upon the conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities or the granting of such Options (including Options to purchase Convertible Securities) and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in Section 4(i)(ii), no additional adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities or upon exercise of such Options.

(ii) Upon the happening of any of the following events, namely, if (A) the purchase price provided for in any Option referred to in Section 4(i)(i) hereof, (B) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 4(i)(i), or (C) the rate at which Convertible Securities referred to in Section 4(i)(i) are convertible into or exchangeable for Common Stock shall increase or decrease at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced. Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4(i), the Conversion Price shall be readjusted to such Conversion Price as would have been in effect had such Option or Convertible Security (or portion thereof) never been issued.

(iii) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash or for a consideration including cash and such other consideration, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. Subject to the provisions of this Section 4(i), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(iv) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Company shall have taken a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be automatically rescinded and annulled.

(v) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (i).

(j) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in the case of (i) issuances of Common Stock upon grant or exercise of Options which may hereafter be granted or exercised under the Company’s 2004 Stock Option and Stock Incentive Plan or any equity incentive or stock option plan adopted by the stockholders of the Company; (ii) issuances of shares of Common Stock arising from any of the existing obligations set forth on Schedule A to the Purchase Agreement; (iii) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, (iv) issuances of securities to distributors of the Company’s products; (v) issuances of securities pursuant to any subsequent agreement between the Investors and the Company; (vi) issuances of securities as consideration for a merger or consolidation with (provided, that, the stockholders of the Company possessing the power to elect a majority of the Board prior to such merger or consolidation continue to possess such power with respect to such surviving entity following the merger or consolidation), or purchase of assets from, a non-Affiliated third party or in connection with any strategic partnership or joint venture with a non-Affiliated third party with the Company (the primary purpose of any such action is not to raise equity capital); (vii) issuances of shares of Common Stock in the ordinary course of business as payment for services rendered (and not for cash) to the Company so long as the aggregate amount of all such issuances do not exceed ten percent (10%) of the total number of shares of Common Stock outstanding as of the date hereof; (viii) shares of Common Stock issued or issuable upon the conversion or exercise of Options or Convertible Securities outstanding on the date hereof, provided such securities are not amended after the date hereof; or (ix) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution payable pro rata to all holders of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Note) (collectively, “Excluded Issuances”).

(k) In case at any time:

(i) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 20 Business Days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 4(k) and (b) in the case of any event set forth in clause (iii) of this Section 4(k), at least 20 Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 4(k).
(l) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(m) The Company shall at all times to reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

(n) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(o) The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

(p) If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any amount of this Note on or prior to the date which is three (3) Trading Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 2.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Market Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(p) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any principal amount of this Note, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Market Price on the Conversion Date.

(q) Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the amounts converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

5. Covenants. So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(a) The Company shall promptly notify the Holder in writing of (A) any change in the business or the operations the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements which are the subject of any representation contained in the Transaction Documents, or which are furnished to the Holder pursuant to the Transaction Documents, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein.

(b) The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto; provided, however, in no event shall the Company disclose to the Holder, without its prior written consent, any material non-public information and, by acceptance of this Note, the Holder agrees to maintain in confidence any material non-public information that the Holder consented, in writing, be disclosed to it.

(c) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the holders of the Company Notes.

(d) The Company shall not incur any indebtedness that is senior to the indebtedness evidenced by the Company Notes, including any debtor-in-possession financing, without the prior written consent of the holders of Company Notes representing at least 50% of the then-outstanding principal amount of Company Notes (the “Majority Holders”).

6. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal on this Note when due, whether at a Principal Payment Date, at maturity, upon acceleration or otherwise;

(b) the failure of the Company to make any payment of interest on this Note, or any other amounts due under the other Transaction Documents (as defined under the Purchase Agreement) when due, whether on an Interest Payment Date, at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

(c) the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of $500,000 or more in aggregate principal amount and such failure continues for more than twenty (20) days;

(d) there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of $500,000 or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within twenty (20) days of receipt by the Company or a Subsidiary of notice of such acceleration);

(e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

(f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds $500,000 shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged;

(g) if any representation or statement of material fact made in any Transaction Document or furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished; or

(h) if the Company fails to observe or perform in any material respect any of its covenants contained in the Transaction Documents (other than any failure (A) which is covered by Section 6(a), (b) or (g) and (B) relating to the delivery of any Securities (as defined in the Purchase Agreement) to the Holder or the removal of any legends on such Securities, at the time required as set forth in the Purchase Agreement or the Securities, which delivery or removal shall constitute an Event of Default if not cured within five (5) days from the applicable due date (it being acknowledged and agreed by the Company that the foregoing shall in no event reduce the obligation of the Company to pay any damages set forth in the Purchase Agreement or the Securities, as the case may be, for failure to deliver the Securities or remove the legend therefrom by the applicable due date)), and such failure continues for twenty (20) days after receipt by the Company of notice thereof.

Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (d) and (f) through (h), and (B) automatically, with respect to (e). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys’ fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder and under the other Transaction Documents.

7. No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future o ccasion.

8. Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the Majority Holders; provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Principal Trigger Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) change the Conversion Price or (iv) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

9. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

10. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12. Costs. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

13. Limitations on Conversion. Notwithstanding anything to the contrary contained herein, the number of shares that may be acquired by the Holder upon any conversion of this Note (or otherwise in respect hereof) or upon issuance by the Company of any Principal Shares or Interest Sharse shall be limited to the extent necessary to insure that, following such conversion (or other issuance, including any issuance of Principal Shares or Interest Shares), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) (the “Maximum Percentage”). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each exercise of conversion rights by the Holder pursuant to Section 4 hereof will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of shares of Common Stock requested in such conversion notice is permitted under this Section. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated in Sections 4(b) or (c) of this Note. By written notice to the Company, the Holder may (i) waive the provisions of this Section but any such waiver will not be effective until the 61st day after such notice is delivered to the Company, nor will any such waiver effect any other Holder and (ii) increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (A) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease will apply only to the Holder and not to any other holder of the Company Notes.

14. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

15. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

16. Specific Performance. The Company acnkowledges that any violation or breach of its obligations under this Note shall result in immediate and irreparable injury to the Holder for which a remedy at law would be inadequate. Accordingly, in the event of any breach or threatened breach by the Company of its obligations under this Note, the Holder shall be entitled to have such court compel the Company to specifically perform its obligations under this Note.

17. Injunction - Posting of Bond. In the event the Holder shall elect to convert this Note or a portion thereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 130% of the then-outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name effective as of the date first above written.

THE TUBE MEDIA CORP.

Date:	By:

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